SHAREHOLDER MEETING  Unaudited

On September 24, 2002, a special shareholder meeting of the Fund was held at which all of the nominees for Director of Oppenheimer Series Fund, Inc. (the "Corporation") on behalf of its series, Oppenheimer Disciplined Allocation Fund were elected and all proposals were approved by shareholders as described in the Fund's proxy statement for that meeting. The following is a report of the votes cast:

PROPOSAL NO.1
The following eleven persons were elected to serve as Director of the Corporation(1) until their successors are elected and shall qualify:
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

NOMINEE                    FOR                       AGAINST           TOTAL
Leon Levy                  13,583,623.209            476,148.281       14,059,771.490
Donald W. Spiro            13,633,611.516            426,159.974       14,059,771.490
John V. Murphy             13,659,242.576            400,528.914       14,059,771.490
Robert G. Galli            13,614,810.277            444,961.213       14,059,771.490
Phillip A. Griffiths       13,664,597.884            395,176.606       14,059,771.490
Benjamin Lipstein          13,617,938.322            441,833.168       14,059,771.490
Elizabeth B. Moynihan      13,655,782.047            403,989.443       14,059,771.490
Kenneth A. Randall         13,648,925.235            410,846.255       14,059,771.490
Edward V. Regan            13,664,856.007            394,915.483       14,059,771.490
Russell S. Reynolds, Jr.   13,645,375.820            414,395.670       14,059,771.490
Clayton K. Yeutter         13,646,989.416            412,782.074       14,059,771.490
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1.   The Fund, along with Oppenheimer Value Fund (the "Funds"), are series of the Corporation. Therefore the Funds have the same Board of Directors and the voting results for the election of Directors reflects the combined vote of the shares of both funds.

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

FOR               AGAINST           ABSTAIN          BROKER NON-VOTES  TOTAL
PROPOSAL NO. 2
2(A). Replacement of the fundamental investment policy with a non-fundamental investment policy with respect to purchasing restricted or illiquid securities:

4,572,754.678     604,230.531       728,878.703      423,892.000       6,329,755.912

2(B). Elimination of the fundamental investment policy with respect to purchasing securities on margin and making short sales:

4,495,581.898     749,012.743       661,269.272      423,891.999       6,329,755.912

2(C). Elimination of the fundamental investment policy with respect to investing in a company of the purpose of exercising control:

4,555,392.503     790,870.827       559,600.582      423,892.000       6,329,755.912

2(D). Elimination of the fundamental investment policy with respect to investing in oil, gas or other mineral exploration or development programs, and amendment of the fundamental policy with respect to commodities and real estate:

4,793,328.229     420,545.145       691,990.538      423,892.000       6,329,755.912

2(E). Elimination of the fundamental investment policy with respect to entering in reverse repurchase agreements:

4,450,522.458     748,734.617       706,606.837      423,892.000       6,329,755.912

2(F). Elimination of the fundamental investment policy with respect to investing in securities of foreign issuers:

4,530,253.177     776,083.427       599,527.308      423,892.000       6,329,755.912

2(G). Amendment of the fundamental investment policy with respect to industry concentration:

4,678,913.818     451,123.035       775,827.059      423,892.000       6,329,755.912

2(H). Replacement of the fundamental investment policy with a non-fundamental investment policy with respect to investing in other investment companies:

4,639,219.989     494,631.941       772,011.982      423,892.000       6,329,755.912

2(I). Elimination of the fundamental investment policy with respect to writing, purchasing or selling puts, calls of combinations thereof:

4,485,896.058     668,096.366       751,871.488      423,892.000       6,329,755.912

2(J). Amendment of the fundamental investment policy with respect to borrowing:

4,440,245.708     685,980.278       779,637.927      423,891.999       6,329,755.912

2(K). Elimination of the fundamental investment policy with respect to pledging, mortgaging or hypothecating of assets:

4,448,449.774     731,485.079       725,929.059      423,892.000       6,329,755.912

2(L). Amendment of the fundamental investment policy with respect to lending:

4,572,510.124     576,751.531       756,602.256      423,892.001       6,329,755.912

2(M). Amendment of the fundamental investment policy with respect to diversification:

5,048,240.943     319,411.154       537,211.815      424,892.000       6,329,755.912
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